Exhibit 32(i)

Certifications of CEO and CFO Pursuant to

18 U.S.C. Section 1350, as Adopted Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of Northern Trust Corporation (the “Corporation”) on Form 10-Q for the period ending September 30, 2009 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Frederick H. Waddell, as Chief Executive Officer of the Corporation, and William L. Morrison, as Chief Financial Officer of the Corporation, each hereby certifies, pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, to the best of his knowledge, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Corporation.

/s/ Frederick H. Waddell
Frederick H. Waddell
Chief Executive Officer
October 30, 2009

/s/ William L. Morrison
William L. Morrison
Chief Financial Officer
October 30, 2009

This certification accompanies the Report pursuant to section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed filed by Northern Trust Corporation for purposes of section 18 of the Securities Exchange Act of 1934, as amended.